Exhibit 99.1

PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897	512.928.7330

Press Contact:
Matthew Zintel
Zintel Public Relations
matthew.zintel@zintelpr.com
281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Systems Receives NASDAQ Notice Relating to Market Value of Listed Securities

AUSTIN, Texas, July 22, 2015 /PRNewswire/ – Crossroads Systems, Inc. (NASDAQ:CRDS) (the “Company”) today announced that on July 22, 2015, the Company received notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company did not satisfy the minimum $35 million in market value of listed securities requirement for continued listing on The NASDAQ Capital Market for the prior 30 consecutive business days, or the alternative requirement of $2.5 million in stockholders’ equity as of its most recent periodic report, as set forth in NASDAQ Listing Rule 5550 (the “Rule”).

In accordance with the NASDAQ Listing Rules, NASDAQ has granted the Company a 180-day period to evidence compliance with the $35 million market value of listed securities requirement, through January 19, 2016. As previously announced, the Company commenced a rights offering on July 6, 2015 to sell up to 11,263,184 shares of its common stock for $1.25 per share, which if fully subscribed would result in gross proceeds to the Company of approximately $14 million. The rights offering will expire on July 28, 2015. If fully subscribed the proceeds received would be in excess of the amount required for the Company to evidence compliance with the alternative $2.5 million stockholders’ equity requirement, in which case the Company expects it would be deemed by NASDAQ to have satisfied the Rule, thereby closing this matter.

The Company will continue to monitor its market value of listed securities during the 180-day compliance period and will consider, to the extent necessary, other options for regaining compliance with either the $2.5 million stockholders’ equity or $35 million market value of listed securities requirements by the January 19, 2016 deadline. In the event the Company does not regain compliance by the deadline, the Company would be entitled to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) and any delisting or suspension action would be stayed pending the hearing and the expiration of any additional extension granted by the Panel.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Company has filed with the Securities and Exchange Commission a registration statement on Form S-1 covering the transaction and the distribution of rights and commencement of the rights offering which was declared effective on July 1, 2015.

About Crossroads Systems

Crossroads Systems, Inc. (CRDS) is a global provider of data storage solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc., including statements relating to the proposed rights offering, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: the amount raised in the proposed rights offering, uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' prospectus dated July 6, 2015 filed by Crossroads Systems in connection with its rights offering and in its periodic reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2015 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.